Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2016 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 13, 2016--IASIS Healthcare® LLC (“IASIS” or the “Company”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2016.

Key Financial & Operating Results

Second Quarter Fiscal 2016

Revenue for the second quarter totaled $821.3 million, an increase of 17.9% compared to $696.8 million in the prior year quarter. Normalized adjusted EBITDA, which, as further described below, excludes the unfavorable development related to the settlement of a small number of prior year professional liability claims and certain other costs, totaled $66.5 million in the second quarter, compared to $72.4 million in the prior year quarter. Net loss from continuing operations before income taxes for the second quarter totaled $15.3 million, compared to net earnings from continuing operations before income taxes of $18.5 million in the prior year quarter.

“Our underlying operating results for the first half of the year remain solid as we continue to pursue our strategy of delivering high-quality, cost-effective integrated healthcare through our provider and managed care solutions,” said W. Carl Whitmer, President and Chief Executive Officer. “Increases in patient volumes and lives served through our health plan services continue to generate solid revenue growth across our acute care business and managed care risk platform. Our balance sheet and liquidity position remain strong through continued improvement in operating cash flows, as well as the extension of our revolving credit facility in February.”

Acute care revenue for the second quarter totaled $499.3 million, an increase of 6.0% compared to the prior year quarter. In the second quarter, adjusted admissions increased 2.1% and admissions increased 0.5%, each compared to the prior year quarter. Net patient revenue per adjusted admission in the second quarter increased 3.6% compared to the prior year quarter.

Premium, service and other revenue in the Company’s managed care risk platform for the second quarter totaled $322.0 million, an increase of 42.5% compared to the prior year quarter. Total lives served across all managed care division product lines increased 75.3% compared to the prior year, with 656,200 lives served as of March 31, 2016. The increase in lives reflects the Company’s managed care division’s commencement of an integrated acute and behavioral health plan joint venture in Northern Arizona on October 1, 2015, which served 226,200 lives as of March 31, 2016. Excluding this new integrated acute and behavioral health plan, lives served in the remainder of the Company’s managed care risk platform increased 14.9% in the second quarter when compared to the prior year quarter.

Year-to-Date Fiscal 2016

Revenue for the first six months of fiscal 2016 totaled $1.62 billion, an increase of 18.9% compared to $1.37 billion in the prior year period. Normalized adjusted EBITDA, which, as further described below, excludes the unfavorable development related to the settlement of a small number of prior year professional liability claims and certain other costs, totaled $130.5 million in the first six months of fiscal 2016, compared to $128.3 million in the prior year period. Net loss from continuing operations before income taxes for the first six months of fiscal 2016 totaled $19.1 million, compared to net earnings from continuing operations before income taxes of $15.5 million in the prior year period.

Acute care revenue for the first six months of fiscal 2016 totaled $988.9 million, an increase of 5.7% compared to the prior year period. In the first six months of fiscal 2016, adjusted admissions increased 1.9% and admissions decreased 0.5%, each compared to the prior year period. Net patient revenue per adjusted admission in the first six months of fiscal 2016 increased 3.6% compared to the prior year period.

Premium, service and other revenue in the Company’s managed care risk platform for the first six months of fiscal 2016 totaled $635.2 million, an increase of 47.4% compared to the prior year period.

The Company provides the following table for Normalized adjusted EBITDA, which excludes certain items that adversely affected the Company’s results for the quarter and six months ended March 31, 2016 and 2015 (in thousands):

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Adjusted EBITDA	$48,555	$74,602	$105,954	$130,536
Unfavorable (favorable) development of prior year professional liability claims	11,866	(4,068)	11,866	(4,068)
System improvement costs associated with operational improvement efforts in Houston	1,958	-	4,764	-
Integrated clinical and revenue cycle systems conversion costs	1,682	-	2,833	-
EHR settlements related to prior years	951	-	2,324	-
Initial public offering and other legal and regulatory costs	1,529	1,865	2,746	1,880
Normalized adjusted EBITDA	$66,541	$72,399	$130,487	$128,348

Cash Flow Analysis

Cash flows provided by operating activities for the first six months of fiscal 2016 totaled $78.7 million, compared to $17.2 million in the prior year period. Cash flows used in investing activities for the first six months of fiscal 2016 totaled $69.7 million, compared to $19.6 million in the prior year period, which included $41.4 million in proceeds received from the sale of the Company’s Nevada operations.

Information Systems Conversion

The Company is currently in the process of converting to a new integrated clinical and revenue cycle system, a project in which the Company expects to make significant investments through the 2019 fiscal year. During the first six months of fiscal 2016, the Company spent $13.3 million in cash associated with its conversion efforts, $3.3 million of which is included in cash flows provided by operating activities, $8.2 million of which is included in cash flows used in investing activities and $1.8 million of which is included in cash flows used in financing activities.

Conference Call

A listen-only simulcast of IASIS’ second quarter fiscal 2016 conference call will be available by clicking the “Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on May 13, 2016. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare is a healthcare services company that seeks to deliver high-quality, cost-effective healthcare through a broad and differentiated set of capabilities and assets that include acute care hospitals with related patient access points and a diversified managed care risk platform. With total annual revenue of approximately $2.9 billion, IASIS, headquartered in Franklin, Tennessee, owns and operates 17 acute care hospitals, one behavioral hospital and multiple other access points, including 147 physician clinics, multiple outpatient surgical units, imaging centers, and investments in urgent care centers and on-site employer-based clinics. Health Choice, the Company’s managed care risk platform, delivers services to more than 656,200 covered lives through its multiple health plans, accountable care networks and agreements to serve as a management services organization (“MSO”) with third party insurers. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company’s objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA and normalized adjusted EBITDA are each non-GAAP financial measures. Adjusted EBITDA represents net earnings (loss) from continuing operations before net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, gain (loss) on disposal of assets, and management fees. Management fees represent monitoring and advisory fees paid to management companies affiliated with TPG and JLL. Normalized adjusted EBITDA represents adjusted EBITDA before the unfavorable (favorable) development of prior year professional liability claims, IT conversion related costs, EHR settlements related to prior years, initial public offering and other legal and regulatory costs and costs associated with systems improvement efforts at the Company’s Houston operations. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. In addition, management believes that the presentation of normalized adjusted EBITDA assists investors in evaluating the Company’s ongoing operational performance by excluding the impact of certain items that the Company believes may not be reflective of underlying business performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such measures are significant components in understanding and assessing financial performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA and normalized adjusted EBITDA, as presented, differ from “adjusted EBITDA” as defined under the Company’s Senior Secured Credit Facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and normalized adjusted EBITDA and reconciling net earnings (loss) from continuing operations to adjusted EBITDA and normalized adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC
Consolidated Statements of Operations (Unaudited)
(in thousands)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenues
Acute care revenue before provision for bad debts	$598,194	$551,590	$1,179,595	$1,105,506
Less: Provision for bad debts	(98,881)	(80,726)	(190,696)	(170,078)
Acute care revenue	499,313	470,864	988,899	935,428
Premium, service and other revenue	321,974	225,963	635,236	430,937
Total revenue	821,287	696,827	1,624,135	1,366,365

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,737, 1,841, $3,344, and $3,706, respectively)	252,269	237,268	497,127	468,199
Supplies	84,113	80,140	168,964	160,191
Medical claims	268,030	176,059	534,737	352,031
Rentals and leases	21,968	19,088	43,300	37,797
Other operating expenses	148,137	113,746	277,887	226,967
Medicare and Medicaid EHR incentives	(48)	(2,235)	(490)	(5,650)
Interest expense, net	34,033	31,854	66,643	64,217
Depreciation and amortization	27,057	21,555	53,250	44,186
Management fees	1,250	1,250	2,500	2,500
Total costs and expenses	836,809	678,725	1,643,918	1,350,438

Earnings (loss) from continuing operations before gain (loss) on disposal of assets and income taxes	(15,522)	18,102	(19,783)	15,927
Gain (loss) on disposal of assets, net	237	394	725	(454)

Earnings (loss) from continuing operations before income taxes	(15,285)	18,496	(19,058)	15,473
Income tax expense (benefit)	(4,885)	9,747	(5,377)	7,093

Net earnings (loss) from continuing operations	(10,400)	8,749	(13,681)	8,380
Earnings (loss) from discontinued operations, net of income taxes	167	(1,806)	(3,886)	(3,306)

Net earnings (loss)	(10,233)	6,943	(17,567)	5,074
Net earnings attributable to non-controlling interests	(2,602)	(2,763)	(5,403)	(5,050)

Net earnings (loss) attributable to IASIS Healthcare LLC	$(12,835)	$4,180	$(22,970)	$24

IASIS HEALTHCARE LLC
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31,	Sept. 30,
	2016	2015

ASSETS

Current assets
Cash and cash equivalents	$367,547	$378,513
Accounts receivable, net	342,413	317,729
Inventories	63,609	62,593
Deferred income taxes	-	2,645
Prepaid expenses and other current assets	167,268	200,555
Total current assets	940,837	962,035

Property and equipment, net	930,918	894,766
Goodwill	821,339	821,339
Other intangible assets, net	18,211	19,896
Other assets, net	60,706	55,596
Total assets	$2,772,011	$2,753,632

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$132,394	$131,152
Salaries and benefits payable	76,891	80,833
Accrued interest payable	27,715	26,896
Medical claims payable	132,504	104,296
Other accrued expenses and current liabilities	111,090	98,324
Current portion of long-term debt, capital leases and other long-term obligations	23,957	11,816
Total current liabilities	504,551	453,317

Long-term debt, capital leases and other long-term obligations	1,846,440	1,842,714
Deferred income taxes	105,632	118,477
Other long-term liabilities	93,373	95,553

Non-controlling interests with redemption rights	113,962	114,922

Equity
Member’s equity	94,487	117,847
Non-controlling interests	13,566	10,802
Total equity	108,053	128,649
Total liabilities and equity	$2,772,011	$2,753,632

IASIS HEALTHCARE LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	March 31,
	2016	2015
Cash flows from operating activities
Net earnings (loss)	$(17,567)	$5,074
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	53,250	44,186
Amortization of loan costs	4,012	3,942
Amortization of deferred gain from sale-leaseback	(1,248)	(1,248)
Change in physician minimum revenue guarantees	2,050	1,871
Stock-based compensation	3,344	3,706
Deferred income taxes	(8,512)	7,967
Loss (gain) on disposal of assets, net	(725)	454
Loss from discontinued operations, net	3,886	3,306
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(24,684)	(27,323)
Inventories, prepaid expenses and other current assets	30,091	(42,615)
Accounts payable, other accrued expenses and other accrued liabilities	34,155	18,623
Net cash provided by operating activities – continuing operations	78,052	17,943
Net cash provided by (used in) operating activities – discontinued operations	637	(755)
Net cash provided by operating activities	78,689	17,188

Cash flows from investing activities
Purchases of property and equipment	(62,050)	(56,281)
Cash paid for acquisitions, net	(8,180)	(3,900)
Cash received from divestiture	-	41,364
Proceeds from sale of assets	166	337
Change in other assets, net	399	(797)
Net cash used in investing activities – continuing operations	(69,665)	(19,277)
Net cash used in investing activities – discontinued operations	-	(341)
Net cash used in investing activities	(69,665)	(19,618)

Cash flows from financing activities
Payment of long-term debt, capital leases and other long-term obligations	(8,288)	(6,708)
Payment of debt financing costs	(5,179)	-
Distributions to non-controlling interests	(5,563)	(4,438)
Cash paid for the repurchase of non-controlling interests	(960)	(1,018)
Net cash used in financing activities – continuing operations	(19,990)	(12,164)
Net cash used in financing activities – discontinued operations	-	(6)
Net cash used in financing activities	(19,990)	(12,170)

Change in cash and cash equivalents	(10,966)	(14,600)
Cash and cash equivalents at beginning of period	378,513	341,180
Cash and cash equivalents at end of period	$367,547	$326,580

Supplemental disclosure of cash flow information
Cash paid for interest	$60,258	$61,991
Cash paid for (received from) income taxes, net	$(11,411)	$12,366

Supplemental disclosure of non-cash information
Financing obligation related to integrated clinical and revenue cycle systems conversion	$23,409	$–

IASIS HEALTHCARE LLC
Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Acute care operations (1)
Number of hospital facilities at end of period	17	15	17	15
Licensed beds at end of period	3,661	3,604	3,661	3,604
Average length of stay (days)	5.0	5.1	4.9	5.1
Occupancy rates (average beds in service)	49.2%	51.3%	47.8%	50.4%
Admissions	25,948	25,814	51,408	51,682
Percentage change	0.5%		(0.5%)
Adjusted admissions	48,606	47,601	97,304	95,508
Percentage change	2.1%		1.9%
Patient days	130,108	131,347	253,996	261,190
Adjusted patient days	243,722	242,204	480,760	482,679
Surgeries	16,413	15,771	34,524	32,582
Emergency room visits	111,012	109,605	216,359	215,945
Outpatient revenue as a percentage of gross patient revenue	46.6%	45.8%	47.2%	45.9%

Managed care operations
Health plan lives	512,600	247,400	512,600	247,400
MSO lives	96,600	93,700	96,600	93,700
Accountable care network lives	47,000	33,200	47,000	33,200
Total lives	656,200	374,300	656,200	374,300

Medical loss ratio (2)	87.2%	83.9%	88.4%	87.4%

(1)	Excludes the impact of the Company’s Nevada operations, which are reflected in discontinued operations. Includes St. Luke’s Behavioral Hospital in Phoenix, Arizona.
(2)	Represents medical claims expense as a percentage of premium revenue, including claims paid to the Company’s hospitals.

IASIS HEALTHCARE LLC
Supplemental Consolidated Statements of Operations Information (Unaudited)
(in thousands)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Consolidated Results
Net earnings (loss) from continuing operations	$(10,400)	$8,749	$(13,681)	$8,380
Add:
Interest expense, net	34,033	31,854	66,643	64,217
Income tax expense (benefit)	(4,885)	9,747	(5,377)	7,093
Depreciation and amortization	27,057	21,555	53,250	44,186
Stock-based compensation	1,737	1,841	3,344	3,706
Loss (gain) on disposal of assets, net	(237)	(394)	(725)	454
Management fees	1,250	1,250	2,500	2,500
Adjusted EBITDA	$48,555	$74,602	$105,954	$130,536
Unfavorable (favorable) development of prior year professional liability claims	11,866	(4,068)	11,866	(4,068)
System improvement costs associated with operation improvement efforts in Houston	1,958	-	4,764	-
Integrated clinical and revenue cycle systems conversion costs	1,682	-	2,833	-
EHR settlements related prior years	951	-	2,324	-
Initial public offering and other legal and regulatory costs	1,529	1,865	2,746	1,880
Normalized adjusted EBITDA	$66,541	$72,399	$130,487	$128,348

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer